Registration No. 333-_______

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8

                                 --------------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                           GLENAYRE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                         98-0085742
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                      Identification No.)

      5935 Carnegie Boulevard
      Charlotte, North Carolina                             28209
(Address of principal executive offices)                  (Zip Code)

                           GLENAYRE TECHNOLOGIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 --------------

                              STANLEY CIEPCIELINSKI
                EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER
                           AND CHIEF FINANCIAL OFFICER
                           GLENAYRE TECHNOLOGIES, INC.
                             5935 CARNEGIE BOULEVARD
                         CHARLOTTE, NORTH CAROLINA 28209
                     (Name and address of agent for service)
                                  704/553-0038
                     (Telephone number, including area code,
                              of agent for service)

                    Please send copies of all communications
                                      to:

                              A. ZACHARY SMITH III
                   KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                  BANK OF AMERICA CORPORATE CENTER, SUITE 4200
                             100 NORTH TRYON STREET
                      CHARLOTTE, NORTH CAROLINA 28202-4006

                         CALCULATION OF REGISTRATION FEE
-------------------------------------- --------------------- ------------------------- ------------------------- -------------------
                Title                         Amount             Proposed maximum          Proposed maximum              Amount of
         of securities to be                  to be               offering price              aggregate                registration
             registered                     registered             per share(1)            offering price(1)               fee
-------------------------------------- --------------------- ------------------------- ------------------------- -------------------
    Common Stock, $.02 par value         1,500,000 shares             $3.48                   $5,220,000.00             $1,451.16
-------------------------------------- --------------------- ------------------------- ------------------------- -------------------

--------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) on the basis of $3.48 per share, the average of the high and low prices for the Common Stock on June 16, 1999 as reported in The Nasdaq Stock Market.

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

                                EXPLANATORY NOTE

         This Registration Statement relates to the amendment to the Glenayre Technologies, Inc. Employee Stock Purchase Plan to increase by 1,500,000 the number of shares of $.02 par value Common Stock authorized to be issued thereunder.

                     STATEMENT OF INCORPORATION BY REFERENCE

         This Registration Statement on Form S-8 incorporates by reference the contents of (i) PART I and (ii) PART II, Items 4, 6, 7 and 9, of the Registration Statement on Form S-8 (No. 33-68766), filed by the Registrant on September 14, 1993 relating to the Glenayre Technologies, Inc. Employee Stock Purchase Plan.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Glenayre Technologies, Inc. (the "Company") with the Securities and Exchange Commission (Commission file number 0-15761) and are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         (b) (i) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

              (ii)The Company's Current Reports on Form 8-K dated January 14,
                  1999 and May 19, 1999.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with the issuance of the Common Stock being offered hereby are being passed upon for the Company by Kennedy Covington Lobdell & Hickman, L.L.P., Bank of America Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina 28202. At June 9, 1999, partners and associates of Kennedy Covington Lobdell & Hickman, L.L.P. and their spouses and minor children owned beneficially an aggregate of 8,965 shares of the Common Stock of the Company and options to purchase 115,000 shares of the Common Stock of the Company.

ITEM 8.  EXHIBITS.

         4 Glenayre Technologies, Inc. Employee Stock Purchase Plan, as amended (filed herewith).

         5        Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.
                  (filed herewith).

         23.1     Consent of Ernst & Young LLP (filed herewith).

         23.2 Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (contained in Exhibit 5).

         23.3     Acknowledgment of Ernst & Young LLP (filed herewith).

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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on June 17, 1999.

                                                GLENAYRE TECHNOLOGIES, INC.


                                                By:  /s/ Stanley Ciepcielinski
                                                   ---------------------------
                                                   Stanley Ciepcielinski
                                                   Executive Vice President,
                                                   Chief Operating Officer and
                                                   Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Signature                                            Capacity                                        Date
---------                                            --------                                        ----
/s/ Ramon D. Ardizzone                               President, Chief Executive Officer              June 17, 1999
----------------------------------------             (Principal Executive Officer), Chairman
Ramon D. Ardizzone                                   of the Board and Director


/s/ Stanley Ciepcielinski                            Executive Vice President, Chief Operating       June 17, 1999
----------------------------------------             Officer, Chief Financial Officer (Principal
Stanley Ciepcielinski                                Financial Officer), Treasurer and
                                                     Director

/s/ Clarke H. Bailey                                 Director                                        June 17, 1999
----------------------------------------
Clarke H. Bailey

/s/ Donald S. Bates                                  Director                                        June 17, 1999
----------------------------------------
Donald S. Bates

/s/ Peter W. Gilson
-----------------------------------------            Director                                        June 17, 1999
Peter W. Gilson

/s/ John J. Hurley                                   Director                                        June 17, 1999
----------------------------------------
John J. Hurley

/s/ Thomas C. Israel                                 Director                                        June 17, 1999
----------------------------------------
Thomas C. Israel

/s/ Stephen P. Kelbley                               Director                                        June 17, 1999
----------------------------------------
Stephen P. Kelbley

/s/ Anthony N. Pritzker                              Director                                        June 17, 1999
----------------------------------------
Anthony N. Pritzker

/s/ Horace H. Sibley                                 Director                                        June 17, 1999
----------------------------------------
Horace H. Sibley

/s/ Billy C. Layton                                  Vice President, Controller, Secretary           June 17, 1999
----------------------------------------             and Chief Accounting Officer
Billy C. Layton                                      (Principal Accounting Officer)

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

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                           GLENAYRE TECHNOLOGIES, INC.
                         Commission File Number 0-15761

                                  EXHIBIT INDEX



Exhibit                 Description
------                  ------------
   4 Glenayre Technologies, Inc. Employee Stock Purchase Plan, as amended (filed herewith).

   5              Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.
                  (filed herewith).

   23.1           Consent of Ernst & Young LLP (filed herewith).

   23.2 Consent of Kennedy Covington Lobdell & Hickman, LLP (contained in Exhibit 5).

   23.3           Acknowledgment of Ernst & Young LLP (filed herewith).














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